Exhibit 23

Pepco Holdings, Inc. Retirement Savings Plan

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-189291) pertaining to the Pepco Holdings, Inc. Retirement Savings Plan of our report dated June 25, 2014, with respect to the financial statements and supplemental schedules of the Pepco Holdings, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Mitchell & Titus, LLP

Washington, DC

June 25, 2014